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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  SCHEDULE 14A


                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                                    ICO, INC.
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid.
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

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                                [ICO LETTERHEAD]




March 27, 2001


Dear Fellow ICO Shareholder:

I AM VERY PLEASED TO REPORT THAT ICO HAS JUST SIGNED A LETTER OF INTENT WITH VARCO INTERNATIONAL, INC. FOR VARCO TO ACQUIRE OUR OILFIELD SERVICES DIVISION FOR $165 MILLION IN CASH.

We believe this transaction, which resulted from the review of strategic alternatives recently undertaken by your Board and a competitive sale process for ICO Oilfield Services undertaken by Bear, Stearns & Co. Inc., will greatly benefit all ICO shareholders, as described below. This transaction reflects the hard work and dedication of a fully committed Board and management team.

Your Board remains committed to building value for all ICO shareholders. BY CONTRAST, TRAVIS STREET HAS ADMITTED THAT IT IS INTERESTED "IN ACQUIRING ICO AT THE LOWEST POSSIBLE PRICE".

Support your Board's efforts to build shareholder value by signing, dating and returning the enclosed WHITE proxy card today with a vote FOR Proposals 1 & 2. Please note that in order to give our shareholders sufficient time to consider this important recent development, we have postponed our Annual Meeting to April 17, 2001.

================================================================================
              THE VARCO TRANSACTION BENEFITS ALL ICO SHAREHOLDERS:

[o]  GETS AN ATTRACTIVE PRICE FOR ICO OILFIELD SERVICES

[o] IMPROVES EARNINGS AND STRENGTHENS ICO'S BALANCE SHEET BY THE EXPECTED RETIREMENT OF DEBT AND PREFERRED STOCK

[o] ENABLES ICO TO FOCUS ON PETROCHEMICAL PROCESSING SERVICES, WHICH WE BELIEVE IS POISED FOR SUBSTANTIAL FUTURE GROWTH

[o] WILL CAUSE ICO TO BE A "PURE PLAY" PETROCHEMICALS PROCESSING BUSINESS, MAKING IT EASIER FOR STOCK MARKET ANALYSTS AND THE INVESTMENT COMMUNITY TO FOLLOW AND TO VALUE THE COMPANY FAIRLY
================================================================================

1. THE VARCO TRANSACTION IS AT AN ATTRACTIVE PRICE FOR ICO. As part of the sale process, Bear Stearns contacted over 50 prospective buyers. In contrast to the $165 million price that resulted from this competitive sale process, Travis Street indicated a price (subject to possible change based on the results of due diligence) in the range of 5x ICO Oilfield Services' EBITDA for the past 12 months - just $95.1 million.

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2.  THE VARCO TRANSACTION SHOULD IMPROVE EARNINGS AND STRENGTHEN THE COMPANY'S
BALANCE SHEET. We intend to use the net cash proceeds from the sale to seek to retire our $118 million in public debt and our $32.2 million in preferred stock. These steps should improve earnings by substantially reducing interest expense and preferred stock dividend payments, as well as strengthening the balance sheet by substantially reducing ICO's liabilities.

These actions, which would still leave ICO with ample working capital, would ELIMINATE OUR ANNUAL $12.2 MILLION INTEREST PAYMENTS ON THE PUBLIC DEBT AND OUR ANNUAL $2.2 MILLION DIVIDEND PAYMENTS ON THE PREFERRED STOCK.

3. THE VARCO TRANSACTION WILL PERMIT YOUR BOARD AND MANAGEMENT TO BUILD SHAREHOLDER VALUE BY FOCUSING ON OUR PETROCHEMICAL PROCESSING BUSINESS, WHICH WE BELIEVE IS POISED FOR SUBSTANTIAL FUTURE GROWTH.

In fiscal year 2000, ICO Petrochemical Processing achieved RECORD REVENUES OF $219.97 MILLION, with a 30% COMPOUND ANNUAL GROWTH RATE over the preceding three years. That business also had record Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) of $23.7 million and record Earnings Before Interest and Taxes (EBIT) of $13.9 million.

The attractive price offered by Varco for Oilfield Services demonstrates the success of the restructuring and diversification program your Board and management undertook several years ago. We will continue to use the benefits from that experience as we continue to build shareholder value at Petrochemical Processing Services.

4. THE VARCO TRANSACTION WILL TURN ICO INTO A "PURE PLAY" PETROCHEMICAL PROCESSING COMPANY WITH A STRONG BALANCE SHEET. As such, it should be much easier for stock market analysts to follow the Company and for the investment community to recognize the value inherent in ICO.

Your Board and management are excited about the future prospects of ICO after this transaction has been completed. We remain fully committed to enhancing value for all ICO shareholders.

As mentioned above, your Board has decided to postpone the Annual Meeting to 11:00 a.m. on April 17, 2001 at the Westchase Hilton, 9999 Westheimer, Houston, Texas to give the shareholders sufficient time to consider this important news and to vote their shares in sufficient time to be validly counted at the Meeting. These are important matters affecting the future value of your investment in ICO, and your decision should not be rushed.

The transaction contemplated by the Letter of Intent is subject to negotiation and execution of a definitive agreement, receipt of regulatory approvals and other customary conditions. The Letter of Intent contemplates Varco's obtaining financing and completing due diligence prior to signing a definitive agreement. The portions of the Letter of Intent that contemplate the completion of the transaction are not binding upon the parties prior to the signing of a definitive agreement. We expect to complete the transaction during the summer of 2001.

Completing this transaction will require hard work and dedication. We are prepared to work

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diligently to bring to fruition this important and valuable transaction for ICO, for the benefit of all of ICO's shareholders.

PLEASE SUPPORT YOUR BOARD'S EFFORTS TO CONTINUE BUILDING VALUE FOR ALL ICO SHAREHOLDERS BY SIGNING, DATING AND RETURNING THE ENCLOSED WHITE PROXY CARD IN THE POSTAGE PAID ENVELOPE PROVIDED WITH A VOTE FOR PROPOSALS 1 & 2. WE URGE YOU NOT TO RETURN ANY PROXY CARD YOU MAY RECEIVE FROM TRAVIS STREET PARTNERS.

If you have any questions, or require any assistance in voting your shares, please call our proxy solicitor, Innisfree M&A Incorporated, toll-free at 1-888-750-5834.

On behalf of the Board of Directors,


/s/ Al O. Pacholder
Al O. Pacholder
Chairman of the Board and
Chief Financial Officer


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IF YOUR SHARES ARE HELD IN THE NAME OF A BANK OR BROKER, ONLY THAT ORGANIZATION
 CAN VOTE YOUR SHARES. PLEASE DIRECT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT TO
   EXECUTE ON YOUR BEHALF A WHITE PROXY CARD WITH A VOTE FOR PROPOSALS 1& 2.


   WE URGE YOU NOT TO RETURN TRAVIS STREET'S GOLD PROXY CARD FOR ANY REASON.

IF YOU HAVE ALREADY RETURNED A GOLD PROXY CARD, YOU HAVE EVERY RIGHT TO CHANGE
    YOUR MIND AND VOTE A WHITE PROXY CARD. - ONLY YOUR LATEST DATED, VALIDLY
                          EXECUTED PROXY CARD COUNTS!

 IF YOU HAVE ANY QUESTIONS OR REQUIRE ANY ASSISTANCE, PLEASE CONTACT OUR PROXY
                                   SOLICITOR:


                           INNISFREE M&A INCORPORATED
                           TOLL FREE -- 1-888-750-5834

                               501 MADISON AVENUE
                                   20TH FLOOR

                               NEW YORK, NY 10022

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A copy of the Letter of Intent is being filed as an exhibit to a Form 8-K filed by ICO with the SEC on or about March 26, 2001.

Statements regarding building value, future growth and prospects, future working capital levels, future management focus, future shareholder benefits, completion, timing or effect of the Varco transaction, improving earnings, strengthening the balance sheet, retiring debt and preferred stock, reduction of interest and dividend payments, the components of ICO's future business, the investment community's and analysts' recognition of value and focus, effect and results of strategic review, use of benefits from prior experience, as well as any other statements that are not historical facts in this letter are forward-looking statements under applicable securities laws and involve certain risks, uncertainties and assumptions. These include, but are not limited to, the risk that the parties will not move from the nonbinding letter of intent to a binding definitive agreement, receipt of regulatory approvals, satisfaction of closing conditions, the ability of Varco to obtain financing for the transaction, the ability of ICO to obtain acceptable terms with its debtholders for the repayment of ICO debt, the ability of ICO to retire preferred stock on acceptable terms and to obtain relief on acceptable terms from current restrictions on ICO's ability to repurchase preferred stock, reactions of the investment community, demand for ICO's services and products, business cycles and other conditions of the oil and gas and petrochemical industries, prices of commodities, acquisition risks, international risks, operational risks, inability to pay off debt or preferred stock and other factors detailed in the Company's Form 10-K for the fiscal year ended September 30, 2000, and its other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

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